Exhibit 99.1

Multiemployee Pension Plan Update

As previously disclosed, we have certain indemnification obligations for withdrawal liability that may arise in the event that C&S Wholesale Grocers, Inc. (“C&S”) withdraws from a multiemployer pension plan or upon termination of our current supply agreement with C&S.  See our Annual Report on Form 10-K for the year ended December 31, 2011 under “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations—Multiemployer Pension Plans.”  According to estimates of the actuary for the multiemployer plan for which we indemnify C&S, the withdrawal liability for a withdrawal from such plan in 2012 is now estimated at $150.8 million.

Financial Calculations Under the Indenture Governing our 10.125% Senior Secured Notes due 2015 Reflecting Recent Acquisitions

With respect to (i) the acquisition of one supermarket that closed in July 2012, (ii)  the recently completed acquisition of GU Markets LLC in October 2012 and (iii) a recently signed, but not yet closed, acquisition of three supermarkets, for the purposes of calculating the defined term, “Consolidated  EBITDA” and “Consolidated Fixed Charge Coverage Ratio” under the indenture relating to the Company’s existing 10.125% senior secured notes due 2015 (and the related financial ratios under such indenture), the Company estimates, based on a preliminary analysis, that each of these acquisitions would have contributed positive amounts of $0.3 million, $8.6 million and $1.8 million to Consolidated EBITDA, respectively.  With respect to the acquisition described in (iii) of this paragraph, prior to the closing of the acquisition the Company would not be permitted to include the $1.8 million in the calculation of Consolidated EBITDA or Consolidated Fixed Charge Coverage Ratio.  The acquisition has not yet closed and is subject to customary closing conditions, and though the Company expects it to close, there can be no assurance that it will do so.

RISK FACTORS

Risks Related to Our Business

We may be subject to and adversely affected by claims that were not properly discharged in the bankruptcy court order authorizing the Penn Traffic Acquisition (the “PT Acquisition”), amounts that we may owe in connection with the PT Acquisition, an inability to recover amounts owed to us in connection with the PT Acquisition or other post-bankruptcy operational risks.

Notwithstanding the terms of, and injunctions provided for in, the bankruptcy court order dated January 25, 2010 authorizing and approving the PT Acquisition, a creditor (including any governmental agency) of Penn Traffic or any of its subsidiaries (the “Penn Traffic Debtors”), may attempt to assert against us or the assets we acquired an existing lien, claim, interest or encumbrance. Circumstances in which such claims and obligations that arose prior to the bankruptcy court order may not have been properly discharged include, but are not limited to, instances where a claimant had inadequate notice of the bankruptcy filing.

The Penn Traffic Debtors’ assets are being liquidated and the proceeds will be distributed to their creditors in accordance with the terms of the confirmed plan. There can be no guarantee that any potential outstanding obligations of the Penn Traffic Debtors will be fully satisfied. In addition, the Penn Traffic purchase agreement does not provide for indemnification of losses or liabilities we may incur as a result of the PT Acquisition. Accordingly, we may not be compensated for losses we may suffer as a result of the foregoing.

Notwithstanding the terms of the bankruptcy court order or the applicable provisions of the United States Bankruptcy Code, it is possible that parties-in-interest in the Penn Traffic Debtors’ bankruptcy cases may later attempt to challenge the terms or validity of the PT Acquisition.

General economic conditions that impact consumer spending could adversely affect us.

The retail food business is sensitive to changes in general economic conditions. Recessionary economic cycles, increases in interest rates, higher prices for commodities, fuel and other energy, inflation, high levels of unemployment and consumer debt, high tax rates and other economic factors that affect consumer spending or buying habits may materially adversely affect the demand for products we sell in our supermarkets. The United States economy has recently experienced volatility due to uncertainties related to energy prices, credit availability, difficulties in the banking and financial services sectors, decreases in home values, high unemployment rates and falling consumer confidence. As a result, consumers are more cautious. This may lead to additional reductions in consumer spending, to consumers trading down to a less expensive mix of products or to consumers trading down to discounters for grocery items. Food deflation could reduce sales growth, while food inflation, combined with reduced consumer spending, could reduce gross profit margins.

Furthermore, we may experience additional reductions in traffic in our supermarkets or limitations on the prices we can charge for our products, either of which may reduce our sales and profit margins and have a material adverse effect on our business.

Significant competition in the supermarket industry could adversely affect us.

The supermarket industry, including within our market areas in Upstate New York, Northern Pennsylvania and Vermont, is highly competitive. We compete with various types of retailers, including local, regional, national and international supermarket retailers, convenience stores, retail drug chains, national general merchandisers and discount retailers, membership clubs, warehouse stores and “big box” retailers and independent and specialty grocers. We compete on the basis of location, quality of products, service, price, product variety and store condition and face pressure from existing competitors and the threatened entry of new competitors. Some of our competitors have attempted to increase market share through expanding their footprint and discount pricing, creating a more difficult environment in which to consistently increase year-over-year sales. Some of our competitors have greater resources and purchasing power than us. Additionally, some of our competitors are not unionized, resulting in potentially lower labor and benefit costs. Any future consolidation within the supermarket industry could exacerbate these concerns. We also face competition from restaurants and fast food chains.

The low profit margins in the grocery industry could adversely affect us.

Profit margins in the grocery industry are very low. In order to increase or maintain our profit margins, we use various strategies to reduce costs, such as productivity improvements, shrink reduction, increased distribution center efficiencies and energy efficiency programs. Additionally, in connection with transitioning acquired stores to our distribution system and consolidating warehouses, we have in the past and may in the future experience increased costs, supply disruptions or inventory shrinkage during the related transition period. Our inability to effectively implement these strategies or otherwise manage costs could have a material adverse effect on our financial condition and performance.

Unsuccessful expansion and remodeling plans could adversely affect us.

We have spent, and intend to continue to spend, significant capital and management resources on the development and implementation of our remodel and expansion plans. These plans, even if fully implemented, may not be successful and may not improve operating results. The level of sales and profit margins in our existing stores may not be duplicated in new stores and expenditures to remodel existing stores may not generate a return on the capital spent, depending on factors such as prevailing competition, development cost and our market position in the surrounding community.

Increases in utility, fuel and commodity prices could adversely affect us.

We are dependent on the use of trucks to distribute goods to our markets. Therefore, fluctuations in the price of fuel affect our overall cost of doing business. Additionally, increases in the cost of utilities affect the cost of operating our stores and warehouse and distribution facilities, and the cost of goods sold or used by us, including plastic bags, can be significantly impacted by increases in commodity prices. We may not be able to recover these rising costs through increased prices charged to our customers and our results of operations and cash flows could therefore be materially adversely affected.

Increases in wholesale and retail gasoline prices could adversely affect us.

Crude oil and domestic wholesale petroleum markets are volatile. General political conditions, acts of war or terrorism, instability in oil producing regions and disasters could significantly impact crude oil supplies and wholesale petroleum costs. Significant increases or volatility in wholesale petroleum costs could result in significant increases in our retail price of gasoline and could have an adverse effect on our total gasoline sales (both in terms of dollars and gallons sold), the profitability of gasoline sales and our plans to develop additional fuel centers. Retail gas price volatility could also diminish customer usage of fueling centers and thus reduce customer traffic at our supermarkets.

The geographic concentration of our supermarkets creates a heavy exposure to the risks of the local economy and other local adverse conditions.

Our headquarters and our primary warehouse and distribution facility that services all of our supermarkets are located in Upstate New York, Northern Pennsylvania and Vermont and therefore are vulnerable to economic downturns in those regions. As a result, we are more susceptible to regional economic and other conditions than the operations of more geographically diversified competitors and any unforeseen events or circumstances that affect our operating area could also materially adversely affect our business. These conditions include, among other things, adverse changes in the local economy, unfavorable demographics and population loss.

Severe weather, natural disasters and adverse climate changes may materially adversely affect our business.

Severe weather conditions and other natural disasters in areas in which we have supermarkets or distribution facilities or from which we obtain products may materially adversely affect our results of operations. Such conditions may result in physical damage to our properties, closure of one or more of our supermarkets or distribution facilities, inadequate work force in our markets, temporary disruption in the supply of products, delays in the delivery of goods to our supermarkets, and a reduction in the availability of products in our supermarkets. In addition, adverse climate conditions and adverse weather patterns, such as drought or flood, that impact growing conditions and the quantity and quality of crops may materially adversely affect the availability or cost of certain products within the grocery supply chain. Any of these factors may disrupt our business.

Our reliance on a principal supplier for a substantial amount of our products could adversely affect our business.

Pursuant to the terms of a supply agreement, we acquire substantially all of our grocery, frozen and perishable merchandise requirements from C&S Wholesale Grocers, Inc. (C&S). During the 40-week period ended October 6, 2012, products supplied from C&S accounted for approximately 61% of our inventory purchases. Although we have not experienced difficulty in the supply of these products to date, supply interruptions by C&S could occur in the future. Any significant interruption in this supply stream could have a material adverse effect on our business. We are therefore subject to the risks of C&S’s business, including potential labor disruptions at C&S’s facilities, increased regulatory obligations and distribution problems which may affect C&S’s ability to obtain products. Other suppliers that could provide similar products are limited in number and there is no assurance that we would be able to secure an alternative supplier on commercially reasonable terms. In addition, a change in suppliers could cause a delay in distribution and a possible loss of sales.

Prolonged labor disputes with unionized employees and increases in labor costs could adversely affect us.

Our largest operating costs are attributable to labor costs and, therefore, our financial performance is greatly influenced by increases in wage and benefit costs, including pension and health care costs, a competitive labor market and the risk of labor disruption of our unionized work force.

The Company employs over 13,000 associates. Approximately 88% of these associates are members of United Food and Commercial Workers, or UFCW, District Union Local One, or Local One, or two other UFCW unions that represented certain of the employees from the retained Penn Traffic supermarkets. All other associates are non-union with approximately 3% serving in our Grand Union acquired supermarket locations, and the remaining non-union associates serving primarily in management, field support, or pharmacist roles. The Company is a party to six collective bargaining agreements with Local One expiring between April 2014 and October 2015. The two non-Local One UFCW collective bargaining agreements expire in April 2013 and February 2015, respectively.

We currently contribute to an underfunded multiemployer pension plan for employees represented by Local One, to which our contribution obligations will increase and our withdrawal from the plan would subject us to withdrawal liability.

We are contingently liable for withdrawal liability to the extent we withdraw, either completely or partially, from the Local One plan. We understand based on information provided to us by the plan administrator, that as of January 1, 2012 the Local One plan was underfunded on a current liability basis. Specifically, we received notice from the plan administrator that, for purposes of the federal laws regulating multiemployer pension plans, the Local One plan was in “critical status” for the plan year beginning January 1, 2011 and continues to be in critical status for the plan year beginning January 1, 2012. Although we do not intend to withdraw from the Local One plan, if we were to withdraw, either completely or partially, we would incur withdrawal liability with respect to our share of the Local One plan’s unfunded vested benefits. The actuary for the Local One plan has estimated that, as of November 4, 2011, our withdrawal liability would be approximately $241.6 million in the event of our complete withdrawal from the Local One plan during the 2011 plan year. We have not yet received estimates for withdrawals occurring in 2012 but anticipate that the withdrawal liability will increase from the 2011 estimates noted above. Any withdrawal liability assessed against us in connection with a complete or partial withdrawal would generally be payable to the Local One plan over an amortization schedule under which our aggregate annual payments would be capped based on a formula that takes into account our highest contribution rates in the last ten years. These withdrawal liability payments would be in addition to pension contributions to any new pension plan adopted or contributed to by us to replace the Local One plan.

As noted above, although we have no intention to withdraw from the Local One plan, if we did withdraw, there is a risk that our complete withdrawal could be considered a mass withdrawal, in which case our aggregate withdrawal liability obligations could be higher than the amount described above. Adverse changes to pension laws and regulations could increase the likelihood and amount of our liabilities arising under the Local One plan.

In addition, to comply with the rehabilitation plan adopted by the trustees of the Local One plan, under Tops’ current collective bargaining agreements, we have agreed to annual 7.5 percent increases in contribution rates to the Local One Plan through 2014. There is no assurance that the rehabilitation plan will be sufficient to remove the Local One plan from critical status, and contribution increases and benefit reductions greater than those set forth in the rehabilitation plan may be required in future years.

Various aspects of our business are subject to federal, state and local laws and regulations. The impact of these regulations and our compliance with them may require additional capital expenditures and could materially adversely affect our ability to conduct our business as planned.

We are subject to federal, state and local laws and regulations relating to zoning, land use, environmental protection, work place safety, public health, community right-to-know, alcoholic beverage sales, tobacco sales and pharmaceutical sales. New York, Pennsylvania and Vermont and several local jurisdictions regulate some of the products and services offered within our supermarkets, including alcoholic beverages. The production and sale of milk, including the price of raw milk, is regulated through federal market orders and price support programs. We are also subject to laws governing our relationship with employees, including minimum wage requirements, overtime, working conditions, disabled access and work permit requirements. A number of federal, state and local laws impose requirements or restrictions on business owners with respect to access by disabled persons. Compliance with, or changes in, these laws or new laws could require significant capital expenditures, impact our remodel plans and otherwise materially adversely affect our business.

Our pharmacy business is subject to certain government laws and regulations, including those administered and enforced by Medicare, Medicaid, the Drug Enforcement Administration, the

Consumer Product Safety Commission, the FTC, the U.S. Food and Drug Administration and local regulators in the states in which we operate. In order to dispense pharmaceutical products, including controlled substances, we are required to register or license our pharmacies and pharmacists and to comply with security, recordkeeping, inventory control and labeling standards. Changes in these regulations may require operational changes or otherwise adversely affect our business. Our pharmacy sales may be reduced if various prescription drugs are converted to over-the-counter medications or if the rate at which new prescription drugs become available slows or prescription drugs are withdrawn from the market. Changes in third-party reimbursement levels for prescription drugs, including changes in Medicare or state Medicaid programs, could have an adverse effect on our business. In addition, our pharmacy business is subject to state and federal prohibitions against certain payments intended to induce referrals of patients or other health care business. Failure to properly adhere to these and other applicable regulations could result in the imposition of civil, administrative and criminal penalties including: suspension of payments from government programs; loss of required government certifications; loss of authorizations to participate in, or exclusion from, government reimbursement programs such as Medicare and Medicaid; loss of licenses; significant fines or monetary penalties for anti-kickback law violations, submission of false claims or other failures to meet reimbursement program requirements. Our pharmacy business is also subject to the Health Insurance Portability and Accountability Act, including its obligations to protect the confidentiality of certain patient information and other obligations. Failure to properly adhere to these requirements could result in the imposition of civil as well as criminal penalties. Ultimately, compliance with each of these regulations could impact our operations and any non-compliance could materially adversely affect our business.

Certain risks are inherent in providing pharmacy services, and insurance may not be adequate or available to cover any claims against us.

Pharmacies are exposed to risks inherent in the packaging and distribution of pharmaceuticals and other health care products, such as risks of liability for products which cause harm to consumers. Although our general liability policies cover pharmacy professional liability, the coverage limits under our insurance programs may not be adequate to protect us against future claims, and we may not be able to maintain this insurance on acceptable terms in the future, or at all. Our business may be materially adversely affected if in the future our insurance coverage proves to be inadequate or unavailable, or there is an increase in the liability for which we self-insure, or we suffer harm to our reputation as a result of an error or omission.

If the number or severity of claims for which we are self-insured increases, or we are required to accrue or pay additional amounts because the claims prove to be more severe than our recorded liabilities, we may be materially adversely affected.

We use a combination of insurance and self-insurance to cover potential liabilities for workers’ compensation, automobile and general liability, property insurance and employee health care benefits. We estimate the liabilities associated with the risks retained by us, in part, by considering historical claims experience, demographic and severity factors and other actuarial assumptions that, by their nature, are subject to a degree of variability. Any actuarial projection of losses concerning workers’ compensation and general and automobile liability is subject to this variability. Among the causes of this variability are unpredictable external factors affecting future inflation rates, discount rates, litigation trends, legal interpretations, benefit level changes and actual claim settlement patterns.

Some of the many sources of uncertainty in our reserve estimates include changes in benefit levels, medical fee schedules, medical utilization guidelines, vocation rehabilitation and apportionment. If the number or severity of claims for which we are self-insured increases, or we are required to accrue or pay additional amounts because the claims prove to be more severe than our original assessments, our business may be materially adversely affected.

Compliance with and potential liability under environmental laws could have a material adverse effect on us. The storage and sale of petroleum products could cause disruptions and could expose us to potentially significant liabilities.

Our operations are subject to various laws and regulations relating to the protection of the environment, including those governing the storage, management, disposal and cleanup of hazardous materials. Some environmental laws, such as the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) and similar state statutes, impose strict, and under certain circumstances joint and several, liability for costs to remediate a contaminated site, and also impose liability for damages to natural resources. Third-party claims in connection with releases of or exposure to hazardous materials relating to our current or former properties or third-party waste disposal sites can also arise. In addition, the presence of contamination at any of our properties could impair our ability to sell or lease the contaminated properties or to borrow money using any of these properties as collateral. The costs and liabilities associated with any such contamination could be substantial, and could have a material adverse effect on our business.

Refined petroleum products are stored in underground storage tanks at our warehouse and at some of our retail locations in connection with our sales of these products. Our operations are subject to related hazards and risks, including fires, explosion, spills, clean-up obligations, personal injury or wrongful death claims, property damage and potential fines and penalties. Insurance is not available for these operational risks, and there is no assurance that insurance will be adequate to fully compensate us for any liability. The occurrence of a significant event that is not fully insured could have a material adverse effect on our business.

Compliance with environmental laws may require significant capital expenditures in the future. For example, we are required to make financial expenditures to comply with regulations governing underground storage tanks adopted by federal, state and local regulatory agencies. In addition, the Federal Clean Air Act and similar state laws impose requirements on air emissions from motor fueling activities in certain areas of the country, including those that do not meet state or national ambient air quality standards. The extent to which changes in these rules or new rules regarding greenhouse gas emissions may impact our operations and results cannot be determined at this time.

We may not have identified all of the environmental liabilities at our current and former locations, material environmental conditions not known to us may exist, and future laws or regulations may impose material environmental liability or compliance costs. Furthermore, new laws, new interpretations or new administration of existing laws or other developments could require us to make additional capital expenditures or incur additional liabilities. The occurrence of any of these events could have a material adverse effect on our business.

We may be subject to risks in connection with the integration of acquisitions.

We have completed several recent acquisitions, and periodically evaluate acquisition opportunities that we believe fit within our overall strategy. We believe these acquisitions have provided and may provide strategic growth opportunities. Achieving the anticipated benefits of these acquisitions will depend in part upon our ability to integrate the acquired companies and/or stores in an efficient and effective manner. These acquisitions may involve risks including:

•                  diversion of our management’s attention to evaluating, negotiating and integrating acquired assets;

•                  the challenge and cost of integrating acquired operations, distribution and inventory systems, information management and other technology systems and business cultures with those of ours while carrying on our ongoing business;

•                  the potential incurrence of unexpected material liabilities;

•                  difficulties associated with coordinating geographically separate organizations or facilities; and

•                  the challenge of attracting and retaining personnel associated with acquired operations.

The process of integrating acquired companies and/or stores could cause an interruption of, or loss of momentum in, the activities of our business. Members of our senior management may be required to devote considerable amounts of time to these integration processes, which will decrease the time they will have to manage our business. If our senior management is not able to effectively manage these integrations, or if any significant business activities are interrupted as a result of these integrations, our business could be adversely affected.

Any difficulties we experience with respect to our information technology systems could lead to significant disruption to our business.

We have large, complex information technology systems that are critical to our business operations. We could encounter difficulties developing new systems or maintaining and upgrading existing systems. These difficulties could lead to significant disruption in our business operations.

We have outsourced our information technology services to HP Enterprise Services, LLC (“HP”). Our information technology hub is located in North Carolina. Any disruption in our relationship with HP or its ability to perform services, including by reason of financial distress, adverse weather conditions, legal actions affecting HP or other factors, could result in disruption to our business.

Food and drug safety concerns and related unfavorable publicity may materially adversely affect us.

We could be materially adversely affected if consumers lose confidence in the safety and quality of the food supply chain. Adverse publicity about these concerns, whether or not ultimately based on fact, and whether or not involving products sold at our supermarkets, could discourage consumers from buying our products. The real or perceived sale of contaminated food products by us or our suppliers could result in a loss of consumer confidence and product liability claims. To the extent that we are unable to maintain appropriate sanitation and quality standards in our supermarkets and distribution facilities, food safety and quality issues could involve expense and damage to our various brand names. Additionally, concerns about the safety or effectiveness of certain drugs or negative publicity surrounding certain categories of drugs may have a negative impact on our pharmacy sales.

Threats or potential threats to security may adversely affect us.

Data theft, information espionage or other criminal activity directed at the retail industry or computer or communications systems may adversely affect our businesses by causing us to implement costly security measures in recognition of actual or potential threats, by requiring us to expend significant time and expense developing, maintaining or upgrading our information technology systems or by causing us to incur significant costs to reimburse third parties for damages. These activities may also adversely affect our business by reducing consumer confidence in the marketplace and by modifying consumer spending habits. Despite our efforts to secure and maintain our computer network, security could be compromised, confidential information including customer information could be misappropriated or system disruptions could occur. This could lead to disruption of operations, loss of sales or profits or cause us to incur significant costs to reimburse third parties for damages.

We are heavily dependent on our key personnel.

Our success is largely dependent upon the efforts and skills of our senior management team and other key managers. The loss of the services of one or more of these persons could have a material adverse effect on our business. In addition, we compete with other potential employers for employees, and we may not succeed in hiring or retaining the executives and other employees that we need. Our inability to hire or retain key personnel could have a material adverse effect on our business.

If we experience a data security breach and confidential customer information is disclosed, we may be subject to penalties and experience negative publicity, which could affect our customer relationships and have an adverse effect on our business.

We and our customers could suffer harm if customer information was accessed by third parties due to a security failure in our systems. The processing of transactions in our supermarkets requires us to receive and store a large amount of personally identifiable data. This type of data is subject to legislation and regulation in various jurisdictions. Data security breaches suffered by well-known companies and institutions have attracted a substantial amount of media attention, prompting state and federal legislative proposals addressing data privacy and security. If any of the current proposals are adopted, we may be subject to more extensive requirements to protect the customer information that we process in connection with the purchases of our products. We may also become exposed to potential liabilities, including fines and penalties, with respect to the data that we collect, manage and process, and may incur legal costs if our information security policies and procedures are not effective or if we are required to defend our methods of collection, processing and storage of personal data. Investigations, lawsuits or adverse publicity relating to our methods of handling personal data could result in increased costs and negative market reaction.

Our substantial indebtedness impacts our business flexibility.

As of December 31, 2011, we had $530.7 million of indebtedness outstanding (inclusive of $172.5 million of capital leases), and $70.4 million of unused commitments under our ABL Facility (after giving effect to $13.1 million of letters of credit outstanding thereunder). Our substantial indebtedness has important consequences for our business. For example, it could:

•                  limit our ability to borrow additional funds, or to sell assets to raise funds, if needed, for working capital, capital expenditures, acquisitions or other purposes;

•                  increase our vulnerability to adverse economic and industry conditions;

•                  limit our flexibility in planning for, or reacting to, changes in the business and industry in which we operate;

•                  limit our ability to service our indebtedness;

•                  place us at a competitive disadvantage compared to any less leveraged competitors; and

•                  prevent us from raising the funds necessary to repurchase any of our outstanding notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the terms of these outstanding notes.

The occurrence of any one of these events could have a material adverse effect on our business.

Subject to restrictions in the indenture governing the notes and restrictions in our asset based loan facility, we may incur additional indebtedness, which could increase the risks associated with our already substantial indebtedness. The terms of the indenture governing the notes will permit us to incur additional debt, including additional secured debt. If we incur any additional indebtedness secured by liens that rank equally with those securing the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us.

Litigation may materially adversely affect our businesses.

Our operations are characterized by a high volume of customer traffic and by transactions involving a wide variety of product selections. These operations carry a higher exposure to consumer litigation risk when compared to the operations of companies in many other industries. Consequently, we may be a party to individual personal injury, bad fuel, products liability and other legal actions in the ordinary course of our business, including litigation arising from food-related illness. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. The cost to defend litigation may be significant. There may also be adverse publicity associated with litigation that may decrease consumer confidence in our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

Morgan Stanley Private Equity (“MSPE”) and Graycliff own the majority of our capital stock, which allows them to have significant influence over substantially all matters requiring stockholder approval.

Various funds affiliated with MSPE and Graycliff hold 71.6% and 19.9%, respectively, of our issued and outstanding capital stock. As a result of this equity ownership and our Amended and Restated Shareholders’ Agreement dated as of January 29, 2010 with MSPE, Graycliff and other stockholders, MSPE and Graycliff have the power to significantly influence the results of stockholder votes, including transactions involving a potential change of control of us. MSPE also controls the election of our Board of Directors. So long as Graycliff retains sufficient ownership of our voting power, it has board observer rights, as well as consent rights in connection with certain major company actions including changes to policies and organizational documents, dispositions and financing activity.

The interests of MSPE and Graycliff, as our controlling stockholders, could conflict with our debtholders’ interests, especially if we encounter financial difficulties or are unable to pay our debts as they mature. MSPE and Graycliff may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that would enhance the value of their equity even though these transactions involve risks to the debtholders. Corporate opportunities may arise that may be attractive to us as well as to MSPE, Graycliff or their affiliates, including potential acquisitions. These issues could intensify if an affiliate of MSPE or Graycliff were to enter into or acquire a business similar to our business. MSPE, Graycliff or their affiliates may direct relevant corporate opportunities to other entities they control rather than to us. Further, neither MSPE nor Graycliff has any obligation to provide us with any equity or debt financing in the future in excess of certain capital calls up to a cap.